ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Second-Quarter 2021 Results
-- Record Sales, Gross Profit, and Earnings per Share --
-- Announces Additional $600 Million Share Repurchase Authorization --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Aug 5, 2021--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2021 sales of $8.56 billion, an increase of 30 percent from sales of $6.61 billion in the second quarter of 2020. Second-quarter net income was $241 million, or $3.23 per share on a diluted basis, compared with a net income of $133 million, or $1.68 per share on a diluted basis, in the second quarter of 2020. Non-GAAP net income1 was $249 million, or $3.34 per share on a diluted basis, in the second quarter of 2021, compared with non-GAAP net income of $126 million, or $1.59 per share on a diluted basis, in the second quarter of 2020.
“Arrow reported record results this quarter, reflecting our constant efforts to capture new growth opportunities and harvest the benefits as leaders of information and operational technology innovation,” said Michael J. Long, chairman, president, and chief executive officer. “We believe that financial performance is directly linked to the value we deliver to customers and suppliers, making our achievement of the highest sales, gross profit and earnings per share for any quarter in Arrow’s history a true testament to the hard work and commitment of our team. We look forward to driving further success for our customers, as well as all our company’s stakeholders as we continue to advance our strategic priorities.”
Global components second-quarter sales of $6.61 billion reflected an increase of 40 percent year over year and non-GAAP sales increased 36 percent year over year. Asia-Pacific components second-quarter sales increased 49 percent year over year and non-GAAP sales in the region increased 47 percent year over year. Americas components second-quarter sales increased 32 percent year over year. Europe components second-quarter sales increased 33 percent year over year and non-GAAP sales in the region increased 22 percent year over year. Global components second-quarter operating income was $327 million, and second-quarter non-GAAP operating income was $339 million.
“Our commitment to helping customers bring innovative next-generation electronic products to market quickly is a key driver of our success,” continued Mr. Long. “Global components sales were above the high-end of our expectations for the fifth consecutive quarter resulting from our ability to secure additional inventory to meet strong demand.”
Global enterprise computing solutions second-quarter sales of $1.95 billion reflected an increase of 4 percent year over year and non-GAAP sales decreased 1 percent year over year. Europe enterprise computing solutions second-quarter sales increased 19 percent year over year and non-GAAP sales in the region increased 8 percent year over year. Americas enterprise computing solutions second-quarter sales decreased 5 percent year over year. Global enterprise computing solutions second-quarter operating income was $81 million, and second-quarter non-GAAP operating income was $83 million.
Mr. Long said, “We are seeing strong demand for complex software and cloud-based solutions, and our pipeline is healthy. Despite strong demand, second-quarter global enterprise computing solutions performance was in-line with our expectations as shifting spending priorities and some supply constraints stood in the way of capturing upside.”

“Enhancing shareholder value remains a top priority. With a strong balance sheet and liquidity position, our return on invested capital increased year over year for the fifth straight quarter,” said Chris Stansbury, senior vice president and chief financial officer. “We are pleased our strong financial returns, positive cash flow from operations, and the effective management of our balance sheet enabled us to deliver on our commitment to returning cash to shareholders through an additional $600 million repurchase authorization on July 21. During the second quarter, we repurchased a single-quarter record of approximately $250 million of shares through our stock repurchase program. Our current repurchase authorization stands at approximately $663 million.”

1 A reconciliation of non-GAAP financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

1

THIRD-QUARTER 2021 OUTLOOK
•Consolidated sales of $8.175 billion to $8.775 billion, with global components sales of $6.375 billion to $6.675 billion, and global enterprise computing solutions sales of $1.8 billion to $2.1 billion
•Net income per share on a diluted basis of $3.24 to $3.40, and non-GAAP net income per share on a diluted basis1 of $3.42 to $3.58
•Average tax rate of approximately 23.5 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 73 million
•Interest expense of approximately $32 million
•Expecting average USD-to-Euro exchange rate of $1.19 to €1; changes in foreign currencies to increase sales by approximately $40 million, and earnings per share on a diluted basis by $.02 compared to the third quarter of 2020

Third-Quarter 2021 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$3.24 - $3.40	$.09	$.09	$3.42 - $3.58

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 180,000 leading technology manufacturers and service providers. With 2020 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2021, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, and net income per share on a diluted basis which are adjusted GAAP measures for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates and the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”). Non-GAAP operating income excludes identifiable intangible asset amortization, restructuring, integration, and other charges, AFS notes receivable reserves and recoveries, impairment of long-lived assets, and the impact of wind down. Non-GAAP effective tax rate and non-GAAP net income attributable to shareholders excludes identifiable intangible asset amortization, restructuring, integration, and other charges, gain (loss) on investments, net, the impact of tax legislation changes, AFS notes receivable recoveries, the impact of impairments of long-lived assets, pension settlement loss, and the impact of wind down.

2

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.
A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020

Sales	$8,562,631	$6,606,494	$16,948,550	$12,987,911
Cost of sales	7,562,526	5,856,031	15,018,335	11,509,057
Gross profit	1,000,105	750,463	1,930,215	1,478,854
Operating expenses:
Selling, general, and administrative expenses	602,084	501,470	1,176,651	1,035,309
Depreciation and amortization	48,539	46,812	98,870	93,922
Impairments	4,482	4,918	4,482	4,918
Restructuring, integration, and other charges	4,478	650	10,187	9,788
	659,583	553,850	1,290,190	1,143,937
Operating income	340,522	196,613	640,025	334,917
Equity in earnings (losses) of affiliated companies	190	(283)	1,034	247
Gain (loss) on investments, net	6,726	10,901	9,519	(5,909)
Employee benefit plan expense, net	(1,438)	(1,173)	(2,668)	(2,282)
Interest and other financing expense, net	(30,685)	(31,867)	(64,341)	(75,135)
Income before income taxes	315,315	174,191	583,569	251,838
Provision for income taxes	74,113	40,854	135,139	68,746
Consolidated net income	241,202	133,337	448,430	183,092
Noncontrolling interests	561	533	1,468	785
Net income attributable to shareholders	$240,641	$132,804	$446,962	$182,307

Net income per share:
Basic	$3.27	$1.69	$6.02	$2.29
Diluted	$3.23	$1.68	$5.94	$2.28

Weighted-average shares outstanding:
Basic	73,693	78,677	74,294	79,527
Diluted	74,611	79,226	75,197	80,113

4

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	July 3, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$244,070	$373,615
Accounts receivable, net	8,846,715	9,205,343
Inventories	3,636,082	3,287,308
Other current assets	355,757	286,633
Total current assets	13,082,624	13,152,899
Property, plant, and equipment, at cost:
Land	5,691	7,940
Buildings and improvements	184,676	207,614
Machinery and equipment	1,530,544	1,553,371
	1,720,911	1,768,925
Less: Accumulated depreciation and amortization	(993,500)	(969,320)
Property, plant, and equipment, net	727,411	799,605
Investments in affiliated companies	68,937	76,358
Intangible assets, net	214,261	233,819
Goodwill	2,106,182	2,115,469
Other assets	643,358	675,761
Total assets	$16,842,773	$17,053,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,625,844	$7,937,889
Accrued expenses	1,089,866	1,034,361
Short-term borrowings, including current portion of long-term debt	356,986	158,633
Total current liabilities	9,072,696	9,130,883
Long-term debt	1,884,393	2,097,940
Other liabilities	661,223	676,136
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2021 and 2020
Issued - 125,424 shares in both 2021 and 2020	125,424	125,424
Capital in excess of par value	1,175,470	1,165,850
Treasury stock (53,286 and 50,581 shares in 2021 and 2020, respectively), at cost	(3,134,484)	(2,776,821)
Retained earnings	7,126,713	6,679,751
Accumulated other comprehensive loss	(128,201)	(104,885)
Total shareholders’ equity	5,164,922	5,089,319
Noncontrolling interests	59,539	59,633
Total equity	5,224,461	5,148,952
Total liabilities and equity	$16,842,773	$17,053,911

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Consolidated net income	$241,202	$133,337
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	48,539	46,812
Amortization of stock-based compensation	8,744	8,397
Equity in (earnings) losses of affiliated companies	(190)	283
Deferred income taxes	(1,594)	13,732
Impairments	4,482	4,918
Gain on investments, net	(6,726)	(10,885)
Other	277	253
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	(313,735)	(112,437)
Inventories	(357,065)	(80,465)
Accounts payable	562,461	292,024
Accrued expenses	79,459	102,369
Other assets and liabilities	15,526	19,907
Net cash provided by operating activities	281,380	418,245
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(20,929)	(31,571)
Net cash used for investing activities	(20,929)	(31,571)
Cash flows from financing activities:
Change in short-term and other borrowings	(2,379)	77,165
Proceeds from (repayments of) long-term bank borrowings, net	(20,433)	(123,113)
Redemption of notes	—	(209,366)
Proceeds from exercise of stock options	15,226	1,750
Repurchases of common stock	(250,708)	(72,750)
Settlement of forward-starting interest rate swap	—	(48,378)
Other	(159)	(141)
Net cash used for financing activities	(258,453)	(374,833)
Effect of exchange rate changes on cash	14,371	(7,011)
Net increase in cash and cash equivalents	16,369	4,830
Cash and cash equivalents at beginning of period	227,701	200,998
Cash and cash equivalents at end of period	$244,070	$205,828

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Consolidated net income	$448,430	$183,092
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	98,870	93,922
Amortization of stock-based compensation	21,967	22,317
Equity in earnings of affiliated companies	(1,034)	(247)
Deferred income taxes	12,069	46,345
Impairments	4,482	4,918
Loss (gain) on investments, net	(9,519)	5,925
Other	1,651	48
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	283,042	446,168
Inventories	(370,212)	52,927
Accounts payable	(277,663)	(51,027)
Accrued expenses	83,102	71,043
Other assets and liabilities	(18,341)	9,679
Net cash provided by operating activities	276,844	885,110
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(41,109)	(59,542)
Proceeds from sale of property, plant, and equipment	22,171	—
Other	—	(5,466)
Net cash used for investing activities	(18,938)	(65,008)
Cash flows from financing activities:
Change in short-term and other borrowings	(14,831)	(7,189)
Proceeds from (repayments of) long-term bank borrowings, net	134,241	(411,690)
Redemption of notes	(130,860)	(209,366)
Proceeds from exercise of stock options	41,317	3,730
Repurchases of common stock	(411,327)	(231,739)
Settlement of forward-starting interest rate swap	—	(48,378)
Other	(159)	(141)
Net cash used for financing activities	(381,619)	(904,773)
Effect of exchange rate changes on cash	(5,832)	(9,604)
Net decrease in cash and cash equivalents	(129,545)	(94,275)
Cash and cash equivalents at beginning of period	373,615	300,103
Cash and cash equivalents at end of period	$244,070	205,828

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	July 3, 2021	June 27, 2020	% Change

Consolidated sales, as reported	$8,562,631	$6,606,494	29.6%
Impact of changes in foreign currencies	—	218,616
Non-GAAP consolidated sales	$8,562,631	$6,825,110	25.5%

Global components sales, as reported	$6,610,761	$4,721,255	40.0%
Impact of changes in foreign currencies	—	133,141
Non-GAAP global components sales	$6,610,761	$4,854,396	36.2%

Americas components sales, as reported	$1,970,756	$1,488,901	32.4%
Impact of changes in foreign currencies	—	637
Non-GAAP Americas components sales	$1,970,756	$1,489,538	32.3%

Europe components sales, as reported	$1,490,662	$1,118,417	33.3%
Impact of changes in foreign currencies	—	106,199
Non-GAAP Europe components sales	$1,490,662	$1,224,616	21.7%

Asia components sales, as reported	$3,149,343	$2,113,937	49.0%
Impact of changes in foreign currencies	—	26,305
Non-GAAP Asia components sales	$3,149,343	$2,140,242	47.1%

Global ECS sales, as reported	$1,951,870	$1,885,239	3.5%
Impact of changes in foreign currencies	—	85,475
Non-GAAP global ECS sales	$1,951,870	$1,970,714	(1.0)%

Europe ECS sales, as reported	$784,515	$661,983	18.5%
Impact of changes in foreign currencies	—	66,164
Non-GAAP Europe ECS sales	$784,515	$728,147	7.7%

Americas ECS sales, as reported	$1,167,355	$1,223,256	(4.6)%
Impact of changes in foreign currencies	—	19,311
Non-GAAP Americas ECS sales	$1,167,355	$1,242,567	(6.1)%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Six Months Ended
	July 3, 2021	June 27, 2020	% Change

Consolidated sales, as reported	$16,948,550	$12,987,911	30.5%
Impact of changes in foreign currencies	—	421,289
Consolidated sales, as adjusted	$16,948,550	$13,409,200	26.4%

Global components sales, as reported	$13,054,014	$9,271,856	40.8%
Impact of changes in foreign currencies	—	263,439
Global components sales, as adjusted	$13,054,014	$9,535,295	36.9%

Americas components sales, as reported	$3,671,929	$3,041,699	20.7%
Impact of changes in foreign currencies	—	346
Americas components sales, as adjusted	$3,671,929	$3,042,045	20.7%

Europe components sales, as reported	$3,059,264	$2,428,407	26.0%
Impact of changes in foreign currencies	—	221,483
Europe components sales, as adjusted	$3,059,264	$2,649,890	15.4%

Asia components sales, as reported	$6,322,821	$3,801,750	66.3%
Impact of changes in foreign currencies	—	41,610
Asia components sales, as adjusted	$6,322,821	$3,843,360	64.5%

Global ECS sales, as reported	$3,894,536	$3,716,055	4.8%
Impact of changes in foreign currencies	—	157,850
Global ECS sales, as adjusted	$3,894,536	$3,873,905	0.5%

Europe ECS sales, as reported	$1,575,843	$1,364,111	15.5%
Impact of changes in foreign currencies	—	125,964
Europe ECS sales, as adjusted	$1,575,843	$1,490,075	5.8%

Americas ECS sales, as reported	$2,318,693	$2,351,944	(1.4)%
Impact of changes in foreign currencies	—	31,886
Americas ECS sales, as adjusted	$2,318,693	$2,383,830	(2.7)%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended July 3, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other(1)	Non-GAAP measure
Sales	$8,562,631	$—	$—	$—	$—	$—	$—	$8,562,631
Gross Profit	1,000,105	—	—	—	—	—	—	1,000,105
Operating income	340,522	9,316	4,478	—	4,482	—	—	358,798
Income before income taxes	315,315	9,316	4,478	—	4,482	—	(6,545)	327,046
Provision for income taxes	74,113	2,382	1,010	—	1,078	—	(1,575)	77,008
Consolidated net income	241,202	6,934	3,468	—	3,404	—	(4,970)	250,038
Noncontrolling interests	561	150	—	—	—	—	—	711
Net income attributable to shareholders	$240,641	$6,784	$3,468	$—	$3,404	$—	$(4,970)	$249,327
Net income per diluted share (3)	$3.23	$0.09	$0.05	$—	$0.05	$—	$(0.07)	$3.34
Effective tax rate (4)	23.5%							23.5%

Three months ended June 27, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other(2)	Non-GAAP measure
Sales	$6,606,494	$—	$—	$—	$—	$—	$—	$6,606,494
Gross Profit	750,463	—	—	—	—	(10,696)	—	739,767
Operating income	196,613	9,734	650	197	4,918	(11,824)	—	200,288
Income before income taxes	174,191	9,734	650	197	4,918	(11,814)	(10,901)	166,975
Provision for income taxes	40,854	2,501	313	47	1,800	(2,662)	(2,631)	40,222
Consolidated net income	133,337	7,233	337	150	3,118	(9,152)	(8,270)	126,753
Noncontrolling interests	533	137	—	—	—	—	—	670
Net income attributable to shareholders	$132,804	$7,096	$337	$150	$3,118	$(9,152)	$(8,270)	$126,083
Net income per diluted share (3)	$1.68	$0.09	$—	$—	$0.04	$(0.12)	$(0.10)	$1.59
Effective tax rate (4)	23.5%							24.1%

10

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Six months ended July 3, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Non-recurring tax items	Other(1)	Non-GAAP measure
Sales	$16,948,550	$—	$—	$—	$—	$—	$—	$—	$16,948,550
Gross Profit	1,930,215	—	—	—	—	—	—	—	1,930,215
Operating income	640,025	18,642	10,187	—	4,482	—	—	—	673,336
Income before income taxes	583,569	18,642	10,187	—	4,482	—	—	(9,338)	607,542
Provision for income taxes	135,139	4,767	2,176	—	1,078	—	—	(2,247)	140,913
Consolidated net income	448,430	13,875	8,011	—	3,404	—	—	(7,091)	466,629
Noncontrolling interests	1,468	300	—	—	—	—	—	—	1,768
Net income attributable to shareholders	$446,962	$13,575	$8,011	$—	$3,404	$—	$—	$(7,091)	$464,861
Net income per diluted share (3)	$5.94	$0.18	$0.11	$—	$0.05	$—	$—	$(0.09)	$6.18
Effective tax rate (4)	23.2%								23.2%

Six months ended June 27, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Non-recurring tax items	Other(2)	Non-GAAP measure
Sales	$12,987,911	$—	$—	$—	$—	$—	$—	$—	$12,987,911
Gross Profit	1,478,854	—	—	—	—	(10,696)	—	—	1,468,158
Operating income	334,917	19,689	9,788	(723)	4,918	(11,824)	—	—	356,765
Income before income taxes	251,838	19,689	9,788	(723)	4,918	(11,814)	—	5,909	279,605
Provision for income taxes	68,746	5,065	2,884	(175)	1,800	(2,662)	(3,615)	1,426	73,469
Consolidated net income	183,092	14,624	6,904	(548)	3,118	(9,152)	3,615	4,483	206,136
Noncontrolling interests	785	274	—	—	—	—	—	—	1,059
Net income attributable to shareholders	$182,307	$14,350	$6,904	$(548)	$3,118	$(9,152)	$3,615	$4,483	$205,077
Net income per diluted share (3)	$2.28	$0.18	$0.09	$(0.01)	$0.04	$(0.11)	$0.05	$0.06	$2.56
Effective tax rate (4)	27.3%								26.3%

(1) Other includes (gain) loss on investments, net and pension settlement loss.
(2) Other includes (gain) loss on investments, net
(3) In all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.
(4) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

11

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Sales:
Global components	$6,610,761	$4,721,255	$13,054,014	$9,271,856
Global ECS	1,951,870	1,885,239	3,894,536	3,716,055
Consolidated	$8,562,631	$6,606,494	$16,948,550	$12,987,911
Operating income (loss):
Global components (a)	$327,036	$181,836	$616,419	$346,603
Global ECS (b)	81,099	72,921	158,458	115,354
Corporate (c)	(67,613)	(58,144)	(134,852)	(127,040)
Consolidated	$340,522	$196,613	$640,025	$334,917

(a)Global components operating income includes $8.2 million and $12.5 million related to proceeds from legal settlements for the second quarter and first six months of 2021.
(b)Includes reserves and other adjustments of approximately $29.9 million primarily related to foreign tax and other loss contingencies for the first six months of 2020. These reserves are principally associated with transactional taxes on activity from several prior years, not significant to any one year.
(c)Includes restructuring, integration, and other charges of $4.5 million and $10.2 million for the second quarter and first six months of 2021, respectively, and $0.7 million and $9.8 million for the second quarter and first six months of 2020, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020

Global components operating income, as reported	$327,036	$181,836	$616,419	$346,603
Intangible assets amortization expense	6,995	7,259	13,999	14,639
Impairments	4,482	—	4,482	—
Impact of wind down	—	(11,824)	—	(11,824)
AFS notes receivable reserve (recoveries)	—	197	—	(723)
Global components non-GAAP operating income	$338,513	$177,468	$634,900	$348,695

Global ECS operating income, as reported	$81,099	$72,921	$158,458	$115,354
Intangible assets amortization expense	2,321	2,475	4,643	5,050
Impairments	—	4,918	—	4,918
Global ECS non-GAAP operating income	$83,420	$80,314	$163,101	$125,322

Contact:            Steven O’Brien,
            Vice President, Investor Relations
            303-824-4544

Media Contact:        John Hourigan,
            Vice President, Global Communications
            303-824-4586

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